Exhibit 10.2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS SUCH SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN ACCORDANCE WITH SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

Warrant No. 1

No. of Ordinary Shares: 5,645,455

WARRANT

to Purchase Ordinary Shares of

Fitell Corporation

a Cayman Islands Exempted Company

This Warrant certifies that Flying Height Consulting Services Limited (“Holder”), is entitled to purchase from Fitell Corporation, a Cayman Islands exempted company (the “Company”), 5,645,455 ordinary shares of the Company (or any portion thereof) at an exercise price of $1.056 per share (the “Exercise Price”) , all on the terms and conditions hereinafter provided. The Exercise Price represents 120% of the per share price of an Ordinary Share of the Company as reported on The Nasdaq Capital Market on January 15, 2024 (the “Issuance Date”).

Section 1. Certain Definitions. All capitalized terms used herein shall have the meaning ascribed thereto in the Securities Purchase Agreement, dated January 15, 2024 (as may be amended from time to time and including the exhibits thereto, the “Purchase Agreement”) by and among the Company and Investors indicated on the signature pages thereto. In addition, the following terms used in this Warrant, shall have the following meaning:

“Memorandum and Articles” shall mean the Memorandum and Articles of Association of the Company, as in effect from time to time.

“Exercise Price” shall mean the exercise price per ordinary share set forth above, as adjusted from time to time pursuant to Section 3 hereof.

“Exercise Period” shall mean the period commencing on the Issuance Date and ending on 5:00 p.m. Eastern Standard Time on the five-year anniversary thereof. The date on which the Exercise Period will terminate will be the “Expiration Day.”

“Warrant” shall mean this Warrant and all additional or new warrants issued upon division or combination of, or in substitution for, this Warrant. All such additional or new warrants shall at all times be identical as to terms and conditions and date, except as to the number of ordinary shares for which they may be exercised.

“Warrant Shares” shall mean the Ordinary Shares purchasable by the holder of this Warrant upon the exercise of such Warrant.

Section 2. Exercise of Warrant.

(a) At any time during the Exercise Period, the Holder may at any time and from time to time exercise this Warrant, in whole or in part.

(b) The Holder shall exercise this Warrant by means of delivering to the Company at its principal office (i) a written notice of exercise, including the number of shares of Warrant Shares to be delivered pursuant to such exercise, (ii) this Warrant and (iii) payment equal to the Exercise Price. In the event that any exercise shall not be for all shares of Warrant Stock purchasable hereunder, the Company shall deliver to the Holder a new Warrant registered in the name of the Holder, of like tenor to this Warrant and for the remaining shares of Warrant Stock purchasable hereunder, within ten (10) days of any such exercise. Such notice of exercise shall be in the Subscription Form set out at the end of this Warrant. The Holder may elect to pay the Exercise Price to the Company either by cash, certified check or wire transfer, and by cashless exercise, if applicable, pursuant to Section 2(c) below. Upon exercise of this Warrant and delivery of the Subscription Form with proper payment relating thereto, the Company shall cause to be executed and delivered to the Holder a certificate or certificates representing the aggregate number of fully-paid and nonassessable ordinary shares issuable upon such exercise.

(c) Unless the Warrant Shares are registered for resale by an effective non-stale registration statement of the Company which contains a prospectus that complies with Section 5(b) and Section 10 of the Securities Act within one (1) year after the Issuance Date that covers the Holder’s immediate resale of all of the Warrant Shares at prevailing market prices without any limitation, the Holder may elect to receive Warrant Shares pursuant to a cashless exercise, in lieu of a cash exercise, equal to the value of this Warrant determined in the manner described below (or of any portion thereof remaining unexercised) by surrender of this Warrant and delivering the Subscription Form, in which event the Company shall issue to Holder a number of Ordinary Shares computed using the following formula:

X = Y (A-B)

       A

Where	X =	the number of Shares to be issued to Holder.

	Y =	the number of Warrant Shares that the Holder elects to purchase under this Warrant (at the date of such calculation).

	A =	the market price per Ordinary Share on the day before the Exercise Notice is delivered to the Company (at the date of such calculation).

	B =	Exercise Price (as adjusted to the date of such calculation).

(d) No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Warrant Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then-current fair market value of a Warrant Share by such fraction.

(e) The stock certificate or certificates for Warrant Shares to be delivered in accordance with this Section 2 shall be in such denominations as may be specified in said notice of exercise and shall be registered in the name of the Holder or such other name or names as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued and the Holder or any other person so designated to be named therein shall be deemed to have become the holder of record of such shares, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as stockholders, as of the time said notice is delivered to the Company as aforesaid.

(f) The Company shall pay all expenses payable in connection with the preparation, issue and delivery of stock certificates under this Section 2, including any transfer taxes resulting from the exercise of the Warrant and the issuance of Warrant Shares hereunder.

(g) All shares of Warrant Stock issuable upon the exercise of this Warrant in accordance with the terms hereof shall be validly issued, fully paid and nonassessable, and free from all liens and other encumbrances thereon, other than liens or other encumbrances created by the Holder.

Section 3. Adjustment of Exercise Price and Warrant Shares.

(a) If, at any time prior to the Expiration Date, the number of outstanding ordinary shares is (i) increased by a stock dividend payable in ordinary shares or by a subdivision or split-up of ordinary shares, or (ii) decreased by a combination of ordinary shares, then, following the record date fixed for the determination of holders of ordinary shares entitled to receive the benefits of such stock dividend, subdivision, split-up, or combination, the Exercise Price shall be adjusted to a new amount equal to the product of (I) the Exercise Price in effect on such record date and (II) the quotient obtained by dividing (x) the number of ordinary shares outstanding on such record date (without giving effect to the event referred to in the foregoing clause (i) or (ii)), by (y) the number of ordinary shares which would be outstanding immediately after the event referred to in the foregoing clause (i) or (ii), if such event had occurred immediately following such record date.

(b) Upon each adjustment of the Exercise Price as provided in Section 3 (a), the Holder shall thereafter be entitled to subscribe for and purchase, at the Exercise Price resulting from such adjustment, the number of shares of Warrant Shares equal to the product of (i) the number of shares of Warrant Shares existing prior to such adjustment and (ii) the quotient obtained by dividing (I) the Exercise Price existing prior to such adjustment by (II) the new Exercise Price resulting from such adjustment.

Section 4. Division and Combination. This Warrant may be divided or combined with other Warrants upon presentation at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. The Company shall pay all expenses in connection with the preparation, issue and delivery of Warrants under this Section 4, including any transfer taxes resulting from the division or combination hereunder. The Company agrees to maintain at its aforesaid office books for the registration of the Warrants.

Section 5. Reclassification, Etc. In case of any reclassification or change of the outstanding ordinary shares of the Company (other than as a result of a subdivision, combination or stock dividend), or in case of any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding ordinary shares of the Company) at any time prior to the Expiration Date, then, as a condition of such reclassification, reorganization, change, consolidation or merger, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right prior to the Expiration Date to purchase, at a total price not to exceed that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation or merger by a holder of the number of ordinary shares of the Company which might have been purchased by the Holder immediately prior to such reclassification, reorganization, change, consolidation or merger, in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including provisions for the adjustment of the Exercise Price and of the number of shares purchasable upon exercise of this Warrant) shall thereafter be applicable in relation to any shares of stock and other securities and property thereafter deliverable upon exercise hereof.

Section 6. Reservation and Authorization of Capital Stock. The Company shall at all times reserve and keep available for issuance such number of its authorized but unissued ordinary shares as will be sufficient to permit the exercise in full of all outstanding Warrants.

Section 7. Stock and Warrant Books. The Company will not at any time, except upon dissolution, liquidation or winding up, close its stock books or Warrant books so as to result in preventing or delaying the exercise of any Warrant.

Section 8 Limitation of Liability. No provisions hereof, in the absence of affirmative action by the Holder to purchase Warrant Stock hereunder, shall give rise to any liability of the Holder to pay the Exercise Price or as a stockholder of the Company (whether such liability is asserted by the Company or creditors of the Company).

Section 9. Transfer. Subject to compliance with the Securities Act and the applicable rules and regulations promulgated thereunder, this Warrant and all rights hereunder shall be transferable in whole or in part. Any such transfer shall be made at the office or agency of the Company at which this Warrant is exercisable, by the registered holder hereof in person or by its duly authorized attorney, upon surrender of this Warrant together with the assignment hereof properly endorsed, and promptly thereafter a new warrant shall be issued and delivered by the Company, registered in the name of the assignee. Until registration of transfer hereof on the books of the Company, the Company may treat the Holder as the owner hereof for all purposes.

Section 10. Investment Representations; Restrictions on Transfer of Warrant Stock. The Holder, by accepting this Warrant, covenants and agrees that, at the time of exercise hereof, and at the time of any proposed transfer of Warrant Stock acquired upon exercise hereof, such Holder will deliver to the Company a written statement that the securities acquired by the Holder upon exercise hereof are for the account of the Holder or are being held by the Holder as trustee, investment manager, investment advisor or as any other fiduciary for the account of the beneficial owner or owners for investment and are not acquired with a view to, or for sale in connection with, any distribution thereof (or any portion thereof) and with no present intention (at any such time) of offering and distributing such securities (or any portion thereof).

Section 11. Loss, Destruction of Warrant Certificates. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity and/or security satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of ordinary shares.

Section 12. Amendments. The terms of this Warrant may be amended, and the observance of any term herein may be waived, but only with the written consent of the Company and the Holder.

Section 13. Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and mailed, sent via e-mail or delivered to each party at the respective addresses of the parties as set forth in the Purchase Agreement, or at such other address or e-mail address as the Company shall have furnished to Investor in writing. All such notices and communications will be deemed effectively given upon the earliest of (i) receipt, (ii) delivery in person or by e-mail, (iii) one business day after deposit with an overnight courier service of recognized standing and (iv) five days after being deposit in the U.S. mail, first class with postage prepaid.

Section 14. Successors and Assigns. This Warrant shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns.

Section 15. Governing Law. In all respects, including all matters of construction, validity and performance, this Warrant and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with the laws of the State of New York.

[Signature pages follow]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and issued as of the date first written above.

FITELL CORPORATION

By:	/s/ Jieting Zhao
Print name:	Jieting Zhao
Title:	Director

SUBSCRIPTION FORM

(to be executed only upon exercise of Warrant)

To:	Fitell Corporation

The undersigned, pursuant to the provisions set forth in the attached Warrant (No. __ ), hereby irrevocably elects to purchase __________ ordinary shares covered by such Warrant. Please issue a certificate or certificates representing said ordinary shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

Social Security or Tax Identification Number

Dated:

Signature

Print Name